As filed with the Securities and Exchange Commission on June 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1072256 (I.R.S. Employer Identification Number)
3950 South Country Club Road, Suite 470 Tucson, Arizona 85714 (Address of principal executive offices, including zip code)

Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan

(Full title of the plan)

Jack Phillips

President and Chief Executive Officer

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Daniel M. Mahoney

Joshua Schneiderman

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	4,000,000 shares(1)(2)	$8.31	(3)	$33,240,000	$4,314.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that may become issuable under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (as amended, the “Plan”) by reason of any stock dividend, stock split, recapitalization or similar adjustments.
(2)	Represents an additional 4,000,000 shares of common stock of the registrant issuable under the Plan. The registrant previously filed Registration Statements on Form S-8 (Nos. 333-233185, 333-225585, 333-199992 and 333-187439) with respect to shares issuable under the Plan.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of the registrant’s common stock, as reported on The NASDAQ Capital Market on June 3, 2020.

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of 4,000,000 additional shares of common stock, $0.001 par value per share, of Accelerate Diagnostics, Inc., a Delaware corporation (the “Registrant”), for issuance pursuant to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (as amended, the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s prior registration statements relating to the Plan (Nos. 333-233185, 333-225585, 333-199992 and 333-187439) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this registration statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 28, 2020.

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on May 8, 2020.

3.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 4, 2020, March 30, 2020, April 8, 2020, April 20, 2020, May 7, 2020 (other than with respect to Item 2.02 and Exhibit 99.1) and May 14, 2020, and Current Report on Form 8-K/A, filed with the Commission on February 4, 2020.

4.	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A (No. 001-31822), filed with the Commission on December 26, 2012, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
4.1	Certificate of Incorporation of Registrant	Incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on November 13, 2012
4.1.1	Certificate of Amendment to Certificate of Incorporation of Registrant	Incorporated by reference to Exhibit A to the Registrant’s Definitive Information Statement on Schedule 14C filed on July 12, 2013
4.1.2	Certificate of Amendment to Certificate of Incorporation of Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 15, 2016
4.1.3	Certificate of Amendment to Certificate of Incorporation of Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 15, 2019
4.2	Amended and Restated Bylaws of Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 8, 2019
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1
24.1	Power of Attorney	Included on the signature page hereto
99.1	Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (as amended by the First Amendment to the Accelr8 Technology Corporation 2012 Omnibus Equity Incentive Plan and the Second Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan)	Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2017
99.2	Third Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2017
99.3	Fourth Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.9.6 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018
99.4	Fifth Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 15, 2019
99.5	Sixth Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on June 9, 2020.

ACCELERATE DIAGNOSTICS, INC.

By:	/s/ Steve Reichling
Name:	Steve Reichling
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jack Phillips and Steve Reichling, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jack Phillips Jack Phillips	President, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2020
/s/ Steve Reichling Steve Reichling	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2020
/s/ John Patience John Patience	Chairman of the Board of Directors	June 9, 2020
/s/ Jack Schuler Jack Schuler	Director	June 9, 2020
/s/ Matthew W. Strobeck, Ph.D. Matthew W. Strobeck, Ph.D.	Director	June 9, 2020
/s/ Frank J.M. ten Brink Frank J.M. ten Brink	Director	June 9, 2020
/s/ Mark C. Miller Mark C. Miller	Director	June 9, 2020
/s/ Charles Watts, M.D. Charles Watts, M.D.	Director	June 9, 2020
/s/ Tom Brown Tom Brown	Director	June 9, 2020
/s/ Roland D Diggelmann Roland D Diggelmann	Director	June 9, 2020
/s/ Louise Francesconi Louise Francesconi	Director	June 9, 2020